UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 24, 2003

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-10542
(Commission File Number)

11-2165495
(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina
(Address of principal executive offices)

27410
(Zip Code)

(336) 294-4410
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

          At its meeting on April 24, 2003, the Unifi, Inc. (hereinafter sometimes referred to as the "Company" or "Unifi") Board of Directors reinstituted the Company's previously authorized stock repurchase plan. There is remaining authority for the Company to repurchase approximately 8.6 million shares of its common stock under said stock repurchase plan.

          At the meeting, the Board of Directors also elected Robert J. Kocourek as the Company's vice president and chief financial officer. Kocourek replaces Willis C. Moore, III as the Company's chief financial officer. Moore was appointed to the newly created position of vice president - governmental and investor relations.

         On April 24, 2003, Unifi Textured Yarns Europe, Ltd., the Company's Irish subsidiary, issued a press release announcing "Changes in Operations and Organization", a copy of which is attached hereto as Exhibit 99.1.

ITEM 7. EXHIBITS.

99.1          News Release disseminated on April 24, 2003 by Unifi Textured Yarns Europe, Ltd. concerning
                 Changes in Operations and Organization.

99.2          News Release disseminated on April 24, 2003 by Unifi, Inc. concerning its Third Quarter Earnings.

ITEM 9. INFORMATION PROVIDED UNDER ITEM 12. (Results of Operations and Financial Condition)

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On April 24, 2003, Unifi, Inc. issued a press release announcing its Third Quarter Earnings for its the fiscal quarter ended March 30, 2003. A copy of the press release is furnished as Exhibit 99.2 to this report.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          UNIFI, INC.

                                                                           By: /s/ CHARLES F. MCCOY
                                                                                      Charles F. McCoy
                                                                                      Vice President, Secretary and General
                                                                                            Counsel

Dated: April 25, 2003